Exhibit 3.2.2

FORM OF

ESMARK INCORPORATED

BYLAWS

ARTICLE I

GENERAL

1.1 Offices. The registered office of Esmark Incorporated (the “Company”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

1.2 Seal. The seal, if any, of the Company shall be in the form of a circle and shall have inscribed thereon “Esmark Incorporated—Delaware 2007” and the words “Corporate Seal”.

1.3 Fiscal Year. The fiscal year of the Company shall be the period from January 1 through December 31.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or the officer of the Corporation calling the meeting as authorized by the Corporation’s Certificate of Incorporation and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meeting. Each Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At an Annual Meeting, the stockholders shall elect directors, and transact such other business as may properly be brought before the meeting.

2.3 Special Meetings.

(a) Special meetings of the stockholders, other than those required by statute, may be called only by the Board of Directors pursuant to a resolution approved by a majority of the directors then in office, the Chairman of the Board or the Chief Executive Officer. Any such person or persons may postpone any special meeting of the stockholders at its or their discretion, even after notice thereof has been mailed.

(b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who is a stockholder of record at the time of giving of notice as provided in this Section 2.3, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by Section 2.3 shall be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which a public announcement (as defined in subparagraph (e) of Section 2.5) is first made of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

2.4 Notice of Meetings. Written notice of the place, date, and time of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law, as it may be amended from time to time (the “DGCL”) or the Certificate of Incorporation. The notice of a special meeting shall also state the purpose or purposes for which the meeting is called.

2.5 Notice of Nominations and Action to be Taken at an Annual Meeting.

(a) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Company who was a stockholder of record at the time of giving of the notice provided for in this Section 2.5(a) who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.5(a).

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of subparagraph (a) of this Section 2.5, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such business must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any financial or other interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (2) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

(c) Notwithstanding anything in the second sentence of subparagraph (b) of this Section 2.5 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least eighty-five (85) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.5 and, if any proposed nomination or business is not in compliance with this Section 2.5, to declare that such defective proposed business or nomination shall be disregarded.

(e) For purposes of this Section 2.5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f) Notwithstanding the foregoing provisions of this Section 2.5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5. Nothing in this Section 2.5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.6 Quorum; Adjournment. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation. If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum shall be present or represented. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.7 Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy, authorized by an instrument in writing or in such manner as may be prescribed by the DGCL, filed in accordance with the procedure established for the meeting. Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation. All voting, including on the election of directors but excepting where otherwise provided herein or required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder’s proxy, or at the discretion of the chairperson of the meeting, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Board of Directors or the chairperson of the meeting.

2.8 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder’s name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III

BOARD OF DIRECTORS SECTION

3.1 Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.2 Number and Term of Office. Subject to the Corporation’s Certificate of Incorporation, the Board of Directors shall consist of thirteen (13) members or such other number of members as from time to time may be established by resolution duly adopted by a majority of the directors then in office, except as otherwise provided by law or these Bylaws. Except as provided in Section 3.3, directors shall be elected by the holders of record of a plurality of the votes cast at Annual Meetings of stockholders. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

3.3 Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOUR of the Corporation’s Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors: (a) In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the Board of Directors due to death, resignation, removal, disqualification or any other reason, the successors to fill the vacancies, shall be elected by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director; and (b) No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.4 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly-elected Board of Directors shall be held immediately following the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to be given the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or facsimile transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 6.2 of these Bylaws.

3.5 Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the

Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6 Actions of Board Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

3.7 Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

3.8 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the Bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

3.9 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

4.1 General. The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, such number of Vice Presidents as the Board of Directors shall elect from time to time, a Secretary, a Treasurer (or a position with the duties and responsibilities of a Treasurer) and such other officers and assistant officers (if any) as the Board of Directors may elect from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

4.2 Election; Term of Office. The Board of Directors at its first meeting held after each Annual Meeting of stockholders shall elect a Chairman of the Board or a Chief Executive Officer and President, or both, a Secretary and a Treasurer (or a position with the duties and responsibilities of a Treasurer), and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties customarily exercised by such officer; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer at any time, with or without cause, by the affirmative vote of a majority of directors then in office.

4.3 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time. The Board of Directors may also designate one of its members as Vice Chairman of the Board. The Vice Chairman of the Board shall, during the absence or inability to act of the Chairman of the Board, have the powers and perform the duties of the Chairman of the Board, and shall have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors.

4.4 Chief Executive Officer. The Chief Executive Officer shall have general charge and control over the affairs of the Corporation, subject to the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, shall report thereon to the Board of Directors, and shall have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors.

4.5 President. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws or the Board of Directors. In the absence of the Chairman of the Board and the Vice Chairman of the Board, or in the event of the inability of or refusal to act by the Chairman of the Board and the Vice Chairman of the Board, or if the Board of Directors has not designated a Chairman or Vice Chairman, the President shall perform the duties of the Chairman of the Board, and, when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board.

4.6 Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

4.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing and special committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.8 Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary, and shall have the authority to perform all functions of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements. The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer. The Treasurer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

4.10 Assistant Treasurers. Except as may be otherwise provided in these Bylaws, Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer, and shall have the authority to perform all functions of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

4.11 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as may be assigned to them from time to time by the Board of Directors. The Board of Directors may delegate to any officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

5.1 Form of Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates; provided, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares in accordance with the DGCL. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by a certificate, and upon request every holder of uncertificated shares of stock in the Corporation, shall be entitled to have a certificate signed in the name of the Corporation (i) by the Chairman of the Board or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

5.2 Signatures. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.3 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or in the Corporation’s books as the registered owner of uncertificated shares or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate (if any) therefor, which shall be cancelled before a new certificate shall be issued.

5.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

5.7 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE VI

NOTICES

6.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile transmission, electronic mail, telex or cable and such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by telegram, facsimile transmission, electronic mail, telex or cable.

6.2 Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member or a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VII

GENERAL PROVISIONS

7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

7.2 Disbursements. All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may designate from time to time.

7.3 Corporation Seal. The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

8.1 Except as otherwise specifically provided in the particular Article of these Bylaws to be altered, amended or repealed, and subject to applicable law and the Corporation’s Certificate of Incorporation, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.